UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): December 17, 2004


                        Commission File Number 011-15499

                             Advance Nanotech, Inc.
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Colorado                               84-0820529
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       (State or other jurisdiction                  (I.R.S. Employer
             of incorporation)                     Identification No.)

 712 Fifth Avenue, 19th Floor New York, NY                10019
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 (Address of principal executive offices)               (Zip Code)


        Registrant's telephone number, including area code: 646-723-8962


                                 Not Applicable
                 ----------------------------------------------
           Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01 MATERIAL DEFINITIVE AGREEMENTS

On December 13, 2004 Advance Nanotech, Inc entered into a $2 million development contract with the University of Bristol, a leading UK university. The contract combines the University's Nanotechnology expertise in the fields of chemistry and physics to further develop the existing technologies the university has generated. Advance Nanotech will receive an exclusive world license for the current patent application and for all display technologies developed as result of this effort.

The contract with the University of Bristol will capitalize on the current patent application for diamond nano-particles and develop this research into marketable display products.

The initial funding of the project was simultaneous with the contract execution, research work has started and development is expected to be completed by December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Advance Nanotech, Inc.

                                               /s/Magnus Gittins
                                               -----------------
                                               Chief Executive Officer
                                               December 17, 2004